UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2011
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
 (Address of principal executive offices and zip code)

(800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.01.        Entry into a Material Definitive Agreement.

Registration Rights Agreement with TLL Partners, LLC

On June 13, 2011, Teletouch Communications, Inc., a Delaware corporation (the “Company” or “Teletouch”) entered into a Registration Rights Agreement with TLL Partners, L.L.C., a Delaware limited liability company (“TLLP”) (the “TLLP RRA”). Pursuant to the TLLP RRA, the Company agreed to file with the U.S. Securities and Exchange Commission, subject to certain restrictions, by June 17, 2011, a registration statement relating to the registration of a total of 12,000,000 shares of the Company’s common stock held by TLLP since November 2005. The Company will use its best efforts to cause the registration statement to be declared effective under the Securities Act and to keep such registration continuously effective under the Securities Act. As previously disclosed, the registration statement will also include the Company’s securities previously sold in several privately negotiated transactions by TLLP.  The Company’s Board reviewed and approved the terms of the foregoing transaction. The TLLP RRA also contains indemnification and other provisions that are customary to agreements of this nature.

Registration Rights Agreement with Michael A. Dickens

 On June 13, 2011, the Company also entered into a Registration Rights Agreement with Michael A. Dickens, Teletouch’s Senior Vice President of Operations (the “Dickens RRA”). Pursuant to the Dickens RRA, the Company agreed to file with the U.S. Securities and Exchange Commission, subject to certain restrictions, by June 17, 2011, a registration statement relating to the registration of a total of 250,000 shares of the Company’s common stock that Mr. Dickens purchased from TLLP on the same date.  The Company will use its best efforts to cause the registration statement to be declared effective under the Securities Act and to keep such registration continuously effective under the Securities Act. As previously disclosed, the registration statement will also include the Company’s securities previously sold in several privately negotiated transactions by TLLP.  The Company’s Board reviewed and approved the terms of the foregoing transaction. The RRA also contains indemnification and other provisions that are customary to agreements of this nature.

The above description of the TLLP RRA and the Dickens RRA does not purport to be a complete statement of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the TLLP RRA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the Dickens RRA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2, both of which are incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

As previously reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2011, during that fiscal quarter of 2011, TLLP sold 1,166,667 shares of Teletouch stock to certain non-affiliated purchasers. Following the end of the quarter and through the date of this report, TLLP has sold an additional 7,334,334 shares of the Company common stock.  In connection with such sales, the Company entered into registration rights agreements with such purchasers to register the shares of common stock of the Company sold in such transactions.  All such agreements contain identical terms and provisions that are customary to agreements of this nature.

Second Amendment to the GM Promissory Notes

On May 23, 2008, the Company, among other things, executed definitive agreements certain holders of the GM Warrants, the terms and provisions of which agreements were disclosed in the Company’s Current Report on Form 8-K dated May 16, 2008, which descriptions are incorporated by reference herein. The Company’s obligations to make payments to the holders of such warrants were evidenced by several individual promissory notes (the “GM Promissory Notes”) with each of the warrant holders, as subsequently amended on November 1, 2009, by the Company and such warrant holders.

On June 13, 2011, the Company and each holder of the GM Promissory Notes agreed to amend the terms and provisions of the GM Promissory Notes, effective as of May 31, 2011, for the purpose of extending the final payment due under the GM Promissory Notes to the earlier to occur: (x) 30 days following the Company’s reaching a settlement in its ongoing arbitration matter with AT&T or (y) January 10, 2012 (the “Amendment No. 2”).  All other terms and provisions of the GM Promissory Notes, as amended to date, remain unchanged.  Prior to Amendment No. 2 the Company was obligated to make a final payment of $463,750, in aggregate, to the holders of the GM Promissory Notes on June 10, 2011.  As a result of Amendment No. 2, the Company will continue to make monthly installments of $25,000, in aggregate, to the holders through the date a final payment becomes due.  In the event the final payment is not due until January 10, 2012, the Company would be obligated to pay $313,750 to the holders on that date.

The above description of the Amendment No. 2 does not purport to be a complete statement of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the Amendment No. 2, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, which is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03	Material Modification to Rights of Security Holders

See the disclosures under Item 1.01 above which are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

10.1	Form Registration Rights Agreement between the Company and TLL Partners, LLC.
10.2	Form Registration Rights Agreement between the Company and Michael A. Dickens.
10.3	Form Second Amendment to the GM Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2011	By: /s/	Thomas A. Hyde, Jr.
Name: Thomas A. Hyde, Jr.
Title: President and Chief Operating Officer